Exhibit 1A-9

EX1A-9 INDEPENDENT AUDITOR'S REPORT ATLIS MOTOR VEHICLES, INC. Audited Financial Statements For The Years Ended December 31, 2020 and 2019 Prager Vletis REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM To the Board of Directors and Stockholders of Atlis Motor Vehicles, Inc. Prager Metis CPAs, LLC 222 MOUNT AIRY ROAD BASKING RIDGE, NJ 07920 T 908.766.9800 F 908.766.9811 www.pragermetis.com Opinion on the Financial Statements We have audited the accompanying balance sheets of Atlis Motor Vehicles, Inc. (the Company) as of December 31, 2020 and 2019, and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America. The Company's Ability to Continue as a Going Concern The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has negative working capital at December 31, 2020, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Basis for Opinion These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. An affiliate of Prager Metis International NORTH AMERICA EUROPE ASIA We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. Critical Audit Matters Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters Air "ict4.:• eiAs. i.L.c We have served as the Company's auditor since 2020. Basking Ridge, New Jersey July 15, 2021 Atlis Motor Vehicles, Inc Balance Sheets December 31, 2020 and 2019 2020 2019 ASSETS Current Assets Cash $ 42,994 $ 5,063 Prepaid Expenses 1,843 - Other Receivables 3,280 1,000 TOTAL CURRENT ASSETS 48,117 6,063 Fixed Assets , Net 49,810 12,389 Other Assets Security Deposits 87,678 Vendor Deposits 58,312 TOTAL OTHER ASSETS 145,990 TOTAL ASSETS $ 243,917 $ 18,452 The accompanying notes are an integral part of these financial statements Atlis Motor Vehicles, Inc Balance Sheets December 31, 2020 and 2019 2020 2019 LIABILITIES AND STOCKHOLDERS' DEFICIT Current Liabilities Accounts Payable $ 122,787 Accrued Expenses 96,558 2,006 Payroll Tax Liabilities 1,376,371 226,177 Paycheck Protection Program Loan 92,931 Deferred Rent - Current Portion 12,006 TOTAL CURRENT LIABILITIES 1,700,653 228,183 Other Liabilities Related Party Loan 10,483 Loans Payable 7,737 Deferred Rent 126,045 TOTAL LIABILITIES 1,826,698 246,403 Stockholders' Deficit Common Stock (60,000,000 shares authorized; par value $0.0001 1,484 1,418 14,845,067 shares issued and outstanding as of December 31, 2020; 14,183,208 shares issued and outstanding as of December 31, 2019) Additional Paid-in Capital 29,769,072 7,155,345 Accumulated Deficit (31,353,337) (7,384,714) TOTAL STOCKHOLDERS' DEFICIT (1,582,781) (227,951) TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT $ 243,917 $ 18,452 The accompanying notes are an integral part of these financial statements Atlis Motor Vehicles, Inc Statements of Operations For the Years Ended December 31, 2020 and 2019 2020 2019 Revenue $ - $ Operating Expenses Employee Stock Based Compensation 18,706,075 5,976,980 Salaries and Employee Benefits 2,396,903 195,651 Legal and Professional 683,332 182,980 General and Administrative 150,025 56,701 Research and Development 574,483 50,428 Advertising 397,181 47,279 Payroll Taxes 714,917 207,057 Depreciation 6,317 4,130 Rent 325,907 630 Total Operating Expenses 23,955,140 6,721,836 Loss from Operations (23,955,140) (6,721,836) Other Expenses Interest Expense 291 6,219 Other 13,192 791 Total Other Expenses 13,483 7,010 Net Loss $ (23,968,623) (6,728,846) Net Loss per Share, Basic (1.65) (0.49) Weighted Average Number of Shares Outstanding 14,563,710 13,748,755 The accompanying notes are an integral part of these financial statements Atlis Motor Vehicles, Inc Statement of Changes in Stockholders' Deficit For the Years Ended December 31, 2020 and 2019 Common Stock Additional Accumulated Number Amount Paid-in Capital Deficit Total Balance, December 31, 2018 12,118,764 $ 1,212 $ 560,857 $ (655,868) $ (93,799) Net Loss (6,728,846) (6,728,846) Issuance of Common Stock - Non - Employee Compensation 246,000 25 85,815 85,840 Issuance of Common Stock 1,818,444 181 531,693 531,874 Employee Stock Based Awards Not Issued 5,976,980 5,976,980 December 31, 2019 14,183,208 $ 1,418 $ 7,155,345 $ (7,384,714) $ (227,951) Net Loss (23,968,623) (23,968,623) Issuance of Common Stock - Non - Employee Compensation 70,100 7 415,917 415,924 Issuance of Common Stock 591,759 59 3,491,735 3,491,794 Employee Stock Based Awards Not Issued 18,706,075 18,706,075 December 31, 2020 14,845,067 $ 1,484 $ 29,769,072 $ (31,353,337) $ (1,582,781) The accompanying notes are an integral part of these financial statements Atlis Motor Vehicles, Inc Statements of Cash Flows For the Years Ended December 31, 2020 and 2019 2020 2019 Cash Flows From Operating Activities Net Loss $ (23,968,623) $ (6,728,846) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation Expense 6,317 4,130 Employee stock based compensation 18,706,075 5,976,980 Non-Employee stock compensation 415,924 85,840 Compensation Changes in operating assets and liabilities Change in Prepaid Expenses (1,843) Change in Other Receivables (2,280) Changein Accounts Payable 122,788 (4,488) Change in Accrued Expenses 94,552 3,298 Change in Payroll Liabilities 1,150,194 183,353 Change in Deferred Rent 138,051 Net Cash Flows Used In Operating Activities (3,338,845) (479,733) CASH FROM INVESTING ACTIVITIES Purchase of Fixed Assets (43,739) Increase in Security Deposits (87,677) Increase in Vendor Deposits (58,314) Net Cash Flows Used In Investing Activities (189,730) CASH FROM FINANCING ACTIVITIES Proceeds from Paycheck Protection Program Loan 92,931 Proceeds from Stock Issuance 3,491,794 531,874 Repayment of Loans Payable (18,220) (47,078) Net Cash Flows From Financing Activities 3,566,505 484,796 Net Increase in Cash 37,930 5,063 Cash at Beginning of the Period 5,063 Cash at the End of Period $ 42,994 $ 5,063 Supplemental Disclosure of Cash Flow Information Cash paid during the year for: Interest $ 291 $ 6,219 Income Taxes $ 12,633 $ 3,078 The accompanying notes are an integral part of these financial statements Atlis Motor Vehicles, Inc. Notes to the Financial Statements December 31, 2020 and 2019 Note 1— Organization and Basis of Presentation Organization ATLIS Motor Vehicles Inc. ("the Company" or ATLIS), is an Arizona corporation incorporated on November 9, 2016. ATLIS is a mobility technology company developing products that will power work. The ATLIS innovators are building an electric vehicle technology platform for heavy and light duty work trucks used in the agriculture, service, utility, and construction industries. To meet the towing and payload capabilities of legacy diesel-powered vehicles, ATLIS is developing proprietary battery technology and a modular system architecture capable of scaling to meet the specific needs of the all-electric vehicle. Going Concern The accompanying financial statements have been prepared on a going concern basis which implies the Company will continue to meet its obligations for the next 12 months as of the date these financial statements are issued. The Company had a working capital deficit of $1,652,536 and an accumulated deficit of $31,353,337 as of December 31, 2020. The Company also had a net loss of $23,955,140 for the year ended December 31, 2020. On April 30, 2020, the Company received $92,931 in the form of a loan from the Paycheck Protection Program, (see Note 7). The Company also raised an additional $3,491,794 and $542,314 from the sale of common stock in 2020 and 2019. The Company continues to raise capital through stock sales and investment campaigns. The Company cannot provide any assurance that unforeseen circumstances that could occur at any time within the next twelve months or thereafter will not increase the need for the Company to raise additional capital on an immediate basis. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. COVID-19 The outbreak of a strain of coronavirus (COVID-19) in the U.S. has not had an impact on the Company's business operations as the Company is currently in the start-up phase. Mandatory closures of businesses imposed by the federal, state and local governments to control the spread of the virus is disrupting the operations of our management, business and finance teams. In addition, the COVID-19 outbreak has adversely affected the U.S. economy and financial markets, which may result in a long-term economic downturn that could negatively affect future performance. The extent to which COVID-19 will impact the Company's business and its financial results further will depend on future developments which are highly uncertain and cannot be predicted at this time, but may result in a material adverse impact on the Company's business, results of operations and financial condition. Basis of Presentation The Company's financial statements are presented in accordance with accounting principles generally accepted (GAAP) in the United States. Note 2 - Summary of Significant Accounting Policies Use of Estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires management to make estimates and assumptions that affect the 1 Atlis Motor Vehicles, Inc. Notes to the Financial Statements December 31, 2020 and 2019 reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of expenses during the reported period. Actual results will differ from those estimates. Financial Statement Reclassification Certain account balances from prior periods have been reclassified in these financial statements to conform to current period classifications. Accounts Receivable The Company is not currently in production and therefore does not have any account receivables due from its customers. Inventory The Company is not currently in production and therefore does not have any inventory at December 31, 2020 and 2019. Concentration of Credit Risks The Company is subject to concentrations of credit risk primarily from cash and cash equivalents. The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents. During the year ended December 31, 2020 and 2019, the Company did not have any cash equivalent balances The Company's cash and cash equivalents accounts are held at a financial institution and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. From time-to-time, the Company's bank balances exceed the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institution in which it holds deposits. Revenue Recognition The Company recognizes revenue in accordance with Accounting Standards Codification, or ASC, 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation. The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. The Company's is not currently in production and therefore does not have any revenue at December 31, 2020 and 2019. 2 Atlis Motor Vehicles, Inc. Notes to the Financial Statements December 31, 2020 and 2019 Fair Value of Financial Instruments The Company accounts for assets and liabilities measured at fair value on a recurring basis in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below: Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities. Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data. Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity's own assumptions. Additional Disclosures Regarding Fair Value Measurements The carrying value of cash, accounts payable, and accrued expenses approximate their fair value due to the shortterm maturity of these items. Advertising The Company began utilizing media networks, including, but not limited to online and social media presence to build excitement and awareness for the product and brand. Advertising costs for years ended December 31, 2020 and 2019 were $397,181 and $47,279 respectively. Income Taxes Income taxes are accounted for in accordance with the provisions of ASC Topic 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Property and Equipment Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. The Company has a capitalization policy of $2,500. All individual asset purchases over $2,500 are capitalized. 3 Atlis Motor Vehicles, Inc. Notes to the Financial Statements December 31, 2020 and 2019 Long-Lived Assets In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There were no impairment charges for the year ended December 31, 2020. Research and Development Expenses Research and development costs are charged to operations when incurred and are included in the operating expenses. The amounts for the years ending December 31, 2020 and 2019 are $574,483 and $50,428 respectively. Common Stock The total number of shares of stock which the Company shall have authority to issues is 60,000,000 shares of Common Stock at $0.0001 par value per share. Basic Loss Per Share Basic loss per share is calculated by dividing the Company's net loss number of common shares issued and outstanding during each period. Employee stock awards are not included in the number of shares issued and outstanding as they have not been issued. As of December 31, 2020 and 2019, the Company had 14,845,067 and 14,183,208 shares of common outstanding stock. Share-Based Payments The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation, or ASC 718. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense over the requisite service period, which is the vesting period. The Company awarded employees common stock in both 2020 and 2019. The amount recorded for employee stock compensation was to additional paid in capital as the shares were vested but not issued. The stock value was computed based on the fair market value of the stock at the time of vesting. The fair market value was determined based on selling price via crowd funding as the stock is not currently being openly traded. Vested common stock shares for employees in the year ended December 31, 2020 were 2,563,841 shares at a fair market value of $18,706,075.36. Vested employee shares for the year ended December 31, 2019 were 1,162,000 shares at a fair market value of $5,976,980. The Company does not estimate future share forfeitures because the board of directors believes that forfeitures on unvested shares of stock are likely to be infrequent and not reasonably estimable. Total compensation costs for the share-based payment arrangements totaled $18,706,075 for 2020 and $5,976,980 for 2019. The shares for Employee Stock Based Compensation are not included in the issued and outstanding shares count as they have not been issued. Common Stock Awards — Non Employees The Company granted common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the statement of operations in the same manner and charged to the same account as if such settlements had been made 4 Atlis Motor Vehicles, Inc. Notes to the Financial Statements December 31, 2020 and 2019 in cash. The Company granted non-employees common stock shares in the amount of 70,100 at a fair value of $415,924 during 2020 and common stock shares of 246,000 at a fair value of $85,840 during 2019. Recent AccountiArgyronouncements In December 2019, the FASB issued Accounting Standards Update, or ASU, 2019-12, Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes, or ASC 740. This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company's financial statements and related disclosures. In February 2016, the FASB issued ASU 2016-02, "Leases" (Topic 842). This guidance will be effective for public entities for fiscal years beginning after December 15, 2018 including the interim periods within those fiscal years. Early application is permitted. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less. All other leases will fall into one of two categories: (i) Financing leases, similar to capital leases, which will require the recognition of an asset and liability, measured at the present value of the lease payments and (ii) Operating leases which will require the recognition of an asset and liability measured at the present value of the lease payments. The Company has adopted this standard on January 1, 2019 and recognized assets and liabilities arising from any leases that meet the requirements under this standard on the adoption date and included qualitative and quantitative disclosures in the Company's notes to the consolidated financial statements. In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350), which simplifies the goodwill impairment test. The effective date for ASU 2017-04 is for fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. This Company has adopted this guidance for its annual goodwill impairment test performed during the year ended December 31, 2019. In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505- 50, Equity - Equity-Based Payments to Non-Employees. Under ASU 2018-07, equity-classified nonemployee sharebased payment awards are measured at the grant date fair value on the grant date. The probability of satisfying performance conditions must be considered for equity-classified nonemployee share-based payment awards with such conditions. This Company has adopted this standard on January 1, 2019 and it has had no impact in the Company's consolidated financial statements. Other accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Company. 5 Atlis Motor Vehicles, Inc. Notes to the Financial Statements December 31, 2020 and 2019 Note 3 — Property and Equipment Assets December 31, 2020 December 31, 2019 Office Equipment $ 28,414 $ Tools and Plant Equipment 35,972 20, 648 64,386 20, 648 Accumulated Depreciation 14,576 8,259 Net Fixed Assets $ 49,810 $ 12,389 ATLIS recorded depreciation expense related to property and equipment in the amount of $6,317 in 2020 and $4,130 in 2019. Note 4 — Notes Payable In 2018, ATLIS issued a loan payable in exchange for cash for the purpose of funding continuing operations ("Note Payable"). The note incurs an annual interest rate of 31.84% on any remaining monthly balance. This interest is paid each month on the remaining loan balance. The note was paid in full during January, 2020. Note 5 — Related Party Transactions In 2017, ATLIS issued a note to a related party in exchange for cash for the purpose of funding continuing operations ("Related Party Note Payable"). The note does not accrue interest and is payable at a future date to be determined by management. During 2020 and 2019, ATLIS did not capitalize interest related to this note. The Related Party Note Payable was paid in full during January, 2020. Note 6 — Income Taxes Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded the valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards. The deferred income tax assets are comprised of the following at December 31, 2020 and 2019: 2020 2019 Deferred income tax assets: $ 6,582,000 $ 1,549,000 Valuation allowance (6,582,000) (1,549,000) Net total $ - $ At December 31, 2021, the Company had net operating loss carryforwards of approximately $6,580,000 and net operating loss carryforwards through 2037. The current year's net operating loss will carryforward indefinitely. In December 2017, the U.S. Tax Cuts and Jobs Act of 2017 ("Tax Act") was enacted into law which significantly revises the Internal Revenue Code of 1986, as amended. The newly enacted federal income tax law, among other 6 Atlis Motor Vehicles, Inc. Notes to the Financial Statements December 31, 2020 and 2019 things, contains significant changes to corporate taxation, including a flat corporate tax rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted taxable income, limitation of the deduction for newly generated net operating losses to 80% of current year taxable income and elimination of net operating loss ("NOL") carrybacks, future taxation of certain classes of offshore earnings regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits beginning in 2018. The current income tax benefit of $5,033,000 was generated for the year ended December 31, 2021 was offset by an equal increase in the valuation allowance. The valuation allowance was increased due to uncertainties as to the Company's ability to generate sufficient taxable income to utilize the net operating loss carryforwards which is the only significant component of deferred taxes. Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2020 and 2019: 2020 2019 Effective Tax Rate Reconciliation: Federal statutory tax rate 21% 21% State taxes, net of federal benefit 0% 0% Change in valuation allowance (21%) (21%) Effective Tax Rate 0% 0% The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2020 and 2019 the Company has no unrecognized uncertain tax positions, including interest and penalties. The Company's federal income tax returns for tax years ended December 31, 2018 and beyond remain subject to examination by the Internal Revenue Service. The returns for Arizona, the Company's most significant state tax jurisdiction, remain subject to examination by the Arizona Department of Revenue for tax years ended December 31, 2017 and beyond. Note 7 — Paycheck Protection Program Loan On April 30, 2020, ATLIS was granted a loan from Washington Federal Bank, in the aggregate amount of $92,931, pursuant to the Paycheck Protection Program ("PPP") under Division A, Title 1 of the CARES Act, which was enacted March 27, 2020. The loan, which was in the form of a Note dated April 28, 2020 issued ATLIS, matures April 30, 2022 and bears interest at a rate of 1.0% annually The Note may be prepaid by the Borrower at any time prior to the maturity with no prepayment penalties. Funds from the loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities and interest on other debit obligations incurred before February 15, 2020. ATLIS has used the entire loan amount for qualifying expenses. Under the terms of the Paycheck Protection Program, the loan may be forgiven upon submission of forgiveness application and support for expenses as qualifying. ALTIS fully expects the full Paycheck Protection Program amount plus accrued interest to be fully forgiven. 7 Atlis Motor Vehicles, Inc. Notes to the Financial Statements December 31, 2020 and 2019 Note 8 — Net Loss Per Share Net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. ATLIS presents basic net loss per share. ATLIS recorded a net loss per share of $1.65 and $0.49 in the years ended December 2020 and 2019, respectively. Note 9 — Commitments and Contingencies Lease Obligations and Deferred Rent ATLIS entered into a lease agreement on February 12, 2020 with Majestic Mesa Partners to lease the building located at 1828 North Higley Road in Mesa, Arizona. The Lease term is five years and three months, commencing on April 1, 2020. The lease has graduated payments resulting in Deferred Rent being recorded in the financial statements. The lease terms are as follows: Lease Term Base Rent per Month Lease Months 1 through 7 $14,133.24 Lease Months 8 through 12 $28,266.48 Lease Months 13 through 24 $29,114.47 Lease Months 25 through 36 $29,987.91 Lease Months 37 through 48 $30,887.55 Lease Months 49 through 60 $31,814.17 Lease Months 61 through 63 $32,768.60 The Company paid $84,799 to Majestic Mesa as a security deposit on the lease of the property. Legal Proceedings From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. ATLIS is not presently a party to any legal proceedings that it currently believes, if determined adversely to the Company, would individually or taken together have a material adverse effect on the Company's business, operating results, financial condition or cash flows. Vendor Deposits The Company paid $58,312 to Salt River Project as a deposit for engineering services related to the efficient use of electricity for charging station development. Salt River Project will be completing a construction project that will facilitate the implementation if the ATLIS charging station at the facility as the Company nears production. The Company expects this construction project to begin in 2021. 8 Atlis Motor Vehicles, Inc. Notes to the Financial Statements December 31, 2020 and 2019 Payroll Taxes Payable The Company has payroll tax obligations of $1,376,371 and $226,177 as of December 31, 2020 and 2019. The Company has recorded a payroll tax liability and expense for the Employee Stock Awards granted in 2020 and 2019 in the amount of $567,406 and $195,638. The Company is making monthly payments in the amount of $50,000 until all federal payroll tax obligations are paid in full. ATLIS is current on its 2021 payroll tax liability obligations. 2020 2019 Federal Payroll Taxes — Excluding Employee Stock Awards $ 511,244 $ 30,539 Federal Payroll Taxes — Employee Stock Awards 763,044 195,638 State Payroll Taxes 102,083 0 Total Payroll Taxes Payable $ 1,376,371 $ 226,177 Note 16 — Subsequent Events The Company received cash inflows from the stock sales via campaigns and private investors. The current stock campaign via crowd funding is through Fund America. The Company has raised $7,776,294 from January 1, 2021 through July 15, 2021 and has issued 943,725 shares of common stock during this period. Management has evaluated events subsequent to the balance sheet date through July 15, 2021, the date in which the financial statements were available to be issued. It has concluded that there are no additional effects that provide additional evidence about conditions that existed at the balance sheet date that would require recognition in the financial statements or related note disclosures in accordance with FASB ASC 855 Subsequent Events. 9